Exhibit 32.2
CERTIFICATION PURSUANT TO
SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (the “Report”) of Hercules Technology Growth Capital, Inc. (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof; I, David M. Lund, the Vice President of Finance and Senior Corporate Controller of the Registrant, certify, to the best of my knowledge, that:
     1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
     2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: August 11, 2006	By:	/s/ David M. Lund
David M. Lund
Vice President of Finance and Senior Corporate Controller (Principal Financial and Accounting Officer)